FILED PURSUANT TO

RULE 424(B)(3)

REGISTRATION  NO. 333-176581

YOUR INTERNET DEFENDER INC.

42,600,000 Shares of Common Stock

This prospectus relates to the resale of 42,600,000 shares of common stock, par value $0.0001, of Your Internet Defender Inc., which are issued and outstanding and held by persons who are our shareholders. The company will not receive any proceeds from these sales; the selling shareholders identified in this prospectus will receive all the proceeds from this offering.

Our common stock is presently not traded on any market or securities exchange. The 42,600,000 shares of our common stock can be sold by selling shareholders at a fixed price of $0.05 per share. This price is fixed for the duration of the offering. The fixed price of $0.05 has been determined arbitrarily. If all 42,600,000 shares are sold, the selling shareholders will receive an aggregate of $2,130,000 of proceeds. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 13, 2012

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “YID,”  “we,” “our” or “us” refer to Your Internet Defender Inc., unless the context otherwise indicates.

The following summary provides a brief overview of the key aspects of the offering and the material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Your Internet Defender Inc. was incorporated under the laws of the State of Nevada on May 4, 2011, to engage in online brand management, focusing on offsite search engine optimization (SEO), social media reputation monitoring, and specialized brand reputation marketing. We have developed a range of services, proprietary methodology and systems that will assist companies, professionals and individuals to protect and promote their brands in the most favorable manner, while attracting traffic to their desired web locations. Our search engine optimization, on-line reputation management and social monitoring services are fully operational. We are in the process of developing automated reputation monitoring products, as well as downloadable software to be used directly by our customers without any assistance.  We currently have no employees other than our officers, two of whom are also our directors.  We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity.

Our offices are currently located Your Internet Defender Inc., 20 East Sunrise Highway, Suite 202,Valley Stream, New York 11581, telephone: 516-303- 8100. Our internet address is yourinternetdefender.com. Information contained on our website, or which can be accessed through the website, does not constitute a part of this registration statement.

The Offering

Securities offered:	42,600,000 shares of common stock, par value $0.0001 per share
Offering price :
The selling shareholders purchased their shares of common stock from us at $0.0025 per share and will be offering their shares of common stock at an arbitrarily determined price of $0.05 per share, which includes an increase from the price it was purchased.

This is a fixed price at which the selling shareholders may sell their shares

Shares outstanding prior to offering:	52,000,000 shares of common stock.
Shares outstanding after offering:	52,000,000 shares of common stock.
Market for the common shares:
There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling shareholders. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.
Going Concern Considerations:
The Company has a net loss of $4,162 and net cash used by operations of $4,207 and a working capital deficiency of $3,537 as of June, 30, 2011.

The ability of the Company to continue as a going concern is dependent on management's plans which include raising additional funds for further implementation of the Company’s business plan and continuing to raise funds through debt or equity raises. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risk Factors	See “risk factors” beginning on page 3 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Summary Financial Information

YOUR INTERNET DEFENDER INC. For the Period May 4, 2011 (Inception) to June 30, 2011 (Audited)
Statement of Operations Data
Total operating expenses	$6,122
Net loss	$(4,162)

Net loss per common share:
Basic and diluted	$0.00

Balance Sheet Data

Total assets	$7,793
Total liabilities	$10,355
Stockholders’ Deficiency	$(2,562)

YOUR INTERNET DEFENDER INC. For the Three Months Ended September 30, 2011 (Unaudited)
Statement of Operations Data
Total operating expenses	$63,102
Net loss	$(20,704)

Net loss per common share:
Basic and diluted	$0.00

Balance Sheet Data

Total assets	$104,984
Total liabilities	$18,210
Stockholders’ Equity	$86,774

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

We are a development stage company and have a limited operating history which makes it difficult to evaluate our business and operations.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Our Company was established on May 4, 2011. We face all of the risks, uncertainties, expenses, delays and difficulties encountered in developing our offsite search engine optimization (SEO), social monitoring, and specialized brand reputation marketing services and technology. We may not be able to develop or market our services in the future in a manner that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can:

●	raise sufficient capital in the public and/or private markets;
●	have access to a line of credit in the institutional lending marketplace for our business;
●	respond effectively to competitive pressures; or
●	recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

We expect losses in the future because we have insignificant revenue to offset losses.

As we have no current significant revenues, we are expecting losses over the next 12 months because we do not yet have sufficient revenues to offset the expenses associated with the development and implementation of our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We are a development stage company, have minimal revenues and have incurred a net loss of $24,866 during the period May 4, 2011 (inception) to September 30, 2011. As of September 30, 2011 we have working capital  of $61,267. Furthermore, we anticipate generating losses for the next 12 months.  These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period May 4, 2011 (inception) to June 30, 2011. Our ability to continue as a going concern is dependent upon our ability to raise additional funds, either in the form of debt or equity or some combination thereof and/or achieve sufficient profitable operations. There is no assurance that the Company will be able to raise such funds or achieve such profitable operations.

We have a limited track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

Our ability to generate revenue from of our business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have a limited track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing and marketing or services. There is a substantial risk that we will not be successful in generating operating revenues or in achieving profitable operations, irrespective of competition, in the future.

Customers may not purchase our services.

Customers may not accept and use our services or may prefer the services of a competitor. Acceptance and use of our future services will depend upon a number of factors including:

●	pricing relative to competing services;
●	nature and extent of market appeal; and
●	innovativeness of the services in relation to comparable services;

There can be no assurance that we will gain market acceptance of our services. If our services fail to achieve market acceptance, our business, operating results and financial condition would be adversely affected.

Since our officers work or consult for other companies, their activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow down our operations and may reduce our financial success. It is expected that each of our directors will devote between 5 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

If we are unable to obtain additional funding, our business operations will be harmed.  Even if we do obtain additional financing then our existing shareholders may suffer substantial dilution.

We will require additional funds to implement our business plan. We anticipate that we will require a minimum of approximately $275,000 to fund our planned activities for the next twelve months. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy.  The inability to raise the required capital will restrict our ability to grow and may force us to delay, scale back or cease expenditures for our research and development and commercialization programs, or grant rights to third parties to develop and market technologies that we would otherwise prefer to develop and market ourselves, thereby reducing the ultimate value of those technologies to us.

If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We will rely on strategic relationships to promote our services and if we fail, to develop, maintain or enhance these relationships our financial position could be harmed.

Our ability to provide our services to small and medium sized businesses depends significantly on our ability to develop, maintain or enhance our strategic relationships with these potential customers. In the beginning of operations, there will be a marketing challenge for YID. The Company and its identity are newly formed; therefore, the Company is unknown in the marketplace and won't benefit from immediate name recognition. Our inability to develop, maintain or enhance strategic relationships to promote our services could have a material adverse effect on our financial position and results of operations or cash flow.

We face intense competition from other companies on a number of factors, including price, and we expect competition to increase in the future and we may not be able to successfully compete.

Competition among companies that offer similar services may result in increased costs for the acquisition marketing, shortages of skilled contractors, decrease in prices, and increases in administrative costs for hiring or retaining qualified personnel, any of which may adversely affect our business and financial position. If we cannot respond to changes in market conditions as swiftly and effectively as our competitors, our business and financial position will be adversely affected. If a well-financed competitor emerges in the industry it could materially affect our business.

Because our industry is highly competitive and has low barriers to entry, we may lose market share to larger companies that are better equipped to weather deterioration in market conditions due to increased competition. Our industry is highly competitive and fragmented, is subject to rapid change and has low barriers to entry. We may in the future compete for potential customers from other providers of our products or services. Some of these competitors may have significantly greater financial, technical and marketing resources and greater name recognition than we have.

Failure to keep up with research and development or with changes to the search engine algorithms could adversely harm our business.

There is a certain risk that we may fall behind our competition in terms of keeping up with the current online search engine trends and industry developments. Competitors would then be in a position to take our clients. Clients would also using drop our services if they felt that new technology or services could not be accommodated. Dissatisfaction or performance problems with our services could negatively affect our reputation. Such factors could adversely affect our revenues, as our clients or potential clients may choose to do business with our competitors.

Our business will depend on developing and maintaining a strong brand, and failing to maintain and enhance our brand would hurt our ability to expand.

Developing, maintaining and enhancing  a brand is critical to expanding our base of patrons. We believe that the importance of brand recognition will increase due to the relatively low barriers to entry in our industry.  If we fail to develop, maintain and enhance our brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition will be materially and adversely affected. Maintaining and enhancing our brand will depend largely on our ability to be competitive and to provide a high-quality services and demonstrated results  to our patrons.

We will place emphasis on building our digital businesses and failure to fulfill this undertaking would adversely affect our business prospects.

Our growth depends to a significant degree upon the development of our digital business. In order for our digital businesses to grow and succeed over the long-term, we must, among other things:

•	significantly increase our online traffic and revenue;

•	attract and retain a base of frequent visitors to our Web sites;

•	respond to competitive developments while maintaining a distinct brand identity;

•	attract and retain talent for critical positions;

•	maintain and form relationships with strategic partners to attract more consumers;

•	continue to develop and upgrade our technologies; and

•	bring new product features to market in a timely manner.

We cannot assure that we will be successful in achieving these and other necessary objectives. If we are not successful in achieving these objectives, our business, financial condition and prospects could be adversely affected.

We have no proprietary intellectual property rights. Since barriers to entry are minimal, if we do not obtain proprietary software solutions we will not be able to our business. Accordingly, we may not be able generate sufficient revenues.

We currently do not have any proprietary or intellectual property. Accordingly, if we are unable to distinguish our services and attract and maintain clients, we will not be able to generate sufficient revenues to maintain a viable business.

Our officers and directors have no experience in online brand management and we will have to hire qualified consultants. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

Due to the lack of experience by our management in the online brand management specialist business, our officers may make wrong decisions and choices. Those who we sub-contract may not deliver or may deliver services which we cannot market or sell. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

RISK FACTORS RELATING TO OUR COMMON SHARES

The future issuance of shares will reduce investors’ percent of ownership and dilute our share value.

Our Articles of Incorporation authorizes the issuance of 150,000,000 shares of common stock, par value $.0001 per share, of which 52,000,000 shares are currently issued and outstanding. The common stock to be sold by the selling shareholders is issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders. However, the issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Currently there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a registration statement with the SEC. There can be no assurances as to whether, subsequent to registration with the SEC:

•	any market for our shares will develop;

•	the prices at which our common stock will trade; or

•
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of our company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Our common stock is subject to the "penny stock" rules of the Securities and Exchange Commission (“SEC”) and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

☐	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

☐	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

☐	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

☐	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Because we do not intend to pay any cash dividends on our shares of common stock, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorizes us to issue up to 1,000,000 shares of "blank check" preferred stock, none of which are issued and outstanding. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

We may be exposed to potential risks and significant expenses resulting from the requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems.

Currently we have no employees, If and when we hire employees our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses. In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

THE OFFERING

This prospectus relates to the resale by certain selling shareholders of the Company of up to 42,600,000 shares of our common stock. Such shares were offered and sold by us at a purchase price of $0.0025 per share to the selling shareholders in private placements conducted in July and August 2011 pursuant to the exemptions from registration under the Securities Act provided by Regulation D the Securities Act. As of August 18, 2011, the Company terminated the offering having sold 42,600,000 shares offered in the private placement and raised $106,500 in gross proceeds.

USE OF PROCEEDS

The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share. This price will be fixed for the duration of the offering. The fixed price of $0.05 has been arbitrarily determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.0025 plus an arbitrarily determined increase.Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of  January 10, 2012, by the selling shareholders prior to the offering contemplated by this prospectus, the number of shares each selling shareholder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling shareholders at a purchase price of $0.05 per share in a private placement held from July 2011 through August 2011, pursuant to the exemption from the registration under the Securities Act provided by Regulation D of the Securities Act.  None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or director of ours or any of any of our affiliates. The information provided below regarding the selling shareholder was provided to us from such particular shareholder.

The percentages below are calculated based on 52,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

	Common Shares owned by the Selling	Number of Shares Offered by Selling Security	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering
Name of Selling Security Holders	Security Holder	Holder	# of Shares	% of Class
Amed International (2)	5,025,000	5,025,000	0	0
Small Cap Consultants (3)	5,025,000	5,025,000	0	0
Anatoly Yurovsky	5,025,000	5,025,000	0	0
Zachary Grossman	5,000,000	5,000,000	0	0
Special Times for Special Needs (4) (22)	5,000,000	5,000,000	0	0
Tanya Kogan (5)	4,950,000	4,950,000	0	0
Roza Kogan (5)	4,600,000	4,600,000	0	0
Chabad of Parkland (4) (23)	2,800,000	2,800,000	0	0
Priority One (4) (24)	1,075,000	1,075,000	0	0
SLMR Irrevocable 2011 Charitable Trust (6)	600,000	600,000	0	0
Specialists in Otolaryncology (7)	300,000	300,000	0	0
Vals International, Inc. (8)	300,000	300,000	0	0
Beth Englard	225,000	225,000	0	0
Arnold Fischman (9)	200,000	200,000	0	0
Melvin Fischman(9)	200,000	200,000	0	0
JD Advisors, LLC (10)	200,000	200,000	0	00
Steve Liechtung	200,000	200,000	0	0
Byblos Enterprises(11)	120,000	120,000	0	0

Artem Avakian	100,000	100,000	0	0
Ben Belch	100,000	100,000	0	0
Harry Billet	100,000	100,000	0	0
Chabad of Bucks County(4) (25)	100,000	100,000	0	0
Dawn Lagomarsino	100,000	100,000	0	0
Avraham Halpern(12)	100,000	100,000	0	0
Concord Resources LLC(13)	100,000	100,000	0	0
Rich Molinsky	100,000	100,000	0	0
Saadia Shapiro	100,000	100,000	0	0
Yehuda Shemtov	100,000	100,000	0	0
Marcus Weitz	100,000	100,000	0	0
Carol Blisko	75,000	75,000	0	0
Mark Fenster	50,000	50,000	0	0
Larry Levitan (14)	50,000	50,000	0	0
Robert Lubin	50,000	50,000	0	0
Mimi Consulting Corp. (15)	50,000	50,000	0	0
Joe Sorbara	50,000	50,000	0	0
Sharon Duftler	25,000	25,000	0	0
Felix Elinson	25,000	25,000	0	0
Gerald Gartner	25,000	25,000	0	0
Yaakov Halpern(12)	25,000	25,000	0	0
Alan Heller	25,000	25,000	0	0
IDD Internet Services, Inc.(16)	25,000	25,000	0	0
J&N Invest, LLC (17)	25,000	25,000	0	0
Alex Lemberg	25,000	25,000	0	0
Marjorie Group, LLC (18)	25,000	25,000	0	0
Len Brenner(19)	20,000	20,000	0	0
Melvin Brenner(19)	20,000	20,000	0	0
Avigayil Azman	10,000	10,000	0	0
John Bober	10,000	10,000	0	0
Challah Fairy (20)	10,000	10,000	0	0
Eugene Fernandez	10,000	10,000	0	0
Five Towns Ventures, Inc. (21)	10,000	10,000	0	0
Sheldon Greenspan	10,000	10,000	0	0
Stu Hershkowitz	10,000	10,000	0	0
Linda Ingbar	10,000	10,000	0	0
Kalman Isacs	10,000	10,000	0	0

Meyer Jeger	10,000	10,000	0	0
Matthew Levitan (14)	10,000	10,000	0	0
Esther Miller	10,000	10,000	0	0
Efy Schlisser	10,000	10,000	0	0
Scott Wigley	10,000	10,000	0	0
Gene Stricker	10,000	10,000	0	0
_______
* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1)
Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period and is based on 52,000,000 shares of common stock issued and outstanding as of January 10, 2012.

(2)	Ben Welwart has sole voting and dispositive power with respect to shares held by Amed International.

(3)	Ryan Mendonca has sole voting and dispositive power with respect to shares held by Small Cap Consultants.

(4)	These entities are non-profit charity organizations recognized by the Internal Revenue Service as 501(c)(3) corporations

(5)	Tanya and Roza Kogan have a mother-daughter in law relationship.

(6)	Allen Weisshas sole voting and dispositive power as the trustee with respect to shares held by the SLMR Trust.
(7)	Howard Berg has sole voting and dispositive power with respect to shares held by Specialists in Otolaryncology.

(8)	Vladislav Avakian has sole voting and dispositive power with respect to shares held by Vals International.

(9)	Arnold and Melvin Fischman are brothers.

(10)	Kelly and James Altucher havevoting and dispositive power with respect to shares held by JD Advisors.

(11)	Richard and Manual Goldschmidt have voting and dispositive power with respect to shares held by Byblos Enterprises.

(12)	Avraham and Yaakov Halpern are father and son, respectively.

(13)	Steven Klaver has sole voting and dispositive power with respect to shares held by Concord Resources.

(14)	Matthew and Lawrence Levitan are father and son, respectively.

(15)	Marina Afra has sole voting and dispositive power with respect to shares held by Mimi Consulting.

(16)	Jon Doneson has sole voting and dispositive power with respect to shares held by IDD Internet Services.

(17)	Jeff Rubin has sole voting and dispositive power with respect to shares held by J&N Invest.

(18)	Daniel Wainstein has sole voting and dispositive power with respect to shares held by Marjorie Group.

(19)	Melvin and Len Brenner are father and son, respectively.

(20)	Hannah Fisher has sole voting and dispositive power with respect to shares held by Challah Fairy.

(21)	Lenore Davis Fisher has sole voting and dispositive power with respect to shares held by Five Towns Ventures.

(22)	Gabriel Solomon has has sole voting and dispositive power with respect to shares held by Special Times for Special Needs.
(23)	Joseph Biston has sole voting and dispositive power with respect to shares held by Chabad of Parkland.
(24)	Shaya Cohen has sole voting and dispositive power with respect to shares held by Priority One.
(25)	Aryeh Weinstein has sole voting and dispositive power with respect to shares held by Chabad of Bucks County.

Zachary Grossman is the adult son of Lisa Grossman. Zachary Grossman does not live in the same household as Lisa Grossman.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share. This price is fixed for the duration of the offering. The fixed price of $.05 has been arbitrarily determined as the selling price based upon the original purchase price paid by the selling shareholders of $.0025 plus an arbitrary increase.

 The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (d) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock are considered  to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling shareholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a Selling shareholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling shareholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling shareholder wants to sell shares of our common stock under this registration statement in the United States, the selling shareholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling shareholder will be able to advise a selling shareholder, which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 150,000,000 shares of common stock, par value $0.0001, of which 52,000,000 shares are issued and outstanding as of  January 10, 2012.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of shareholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Articles of Incorporation or By-laws that would delay, defer or prevent a change in control of our company.

Preferred Stock

We are authorized to issue 1,000,000 shares of preferred stock, par value $0.0001, none of which is issued and outstanding.  Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 1,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Your Internet Defender Inc. was incorporated under the laws of the State of Nevada on May 4, 2011, in order to become an online brand management specialist, focusing on offsite search engine optimization (SEO), social monitoring, and specialized brand reputation marketing. We provide a range of services, proprietary methodology and systems that will help companies, professionals and individuals protect and promote their brands in the most favorable manner and attract more traffic to their desired web locations. Our search engine optimization, on-line reputation management and social monitoring services are fully operational. We are in the process of developing automated reputation monitoring products, as well as downloadable software to be used directly by our customers without any assistance, neither of which are currently completed and  ready to be deployed.

The Internet is a utility for every life transaction, but it also threatens privacy and personal reputation. The explosion of consumer content on social channels like Facebook and search has awakened people to the reality that they need a way to control what is being said about them online.

Our Company will strive to establish itself toward helping consumers accurately represent themselves online as search and user-generated content continue to dominate the Web. We aim to provide all consumer segments — including professionals, business owners, social Web enthusiasts, parents and more – with solutions to control their online reputations and protect against Internet stalking, identity theft/impersonation and other online threats.

Principal Service and Markets

YID offers a full spectrum of reputation and privacy solutions service to safeguard and remove private, personal information from the Internet. While many companies engaging in the business of reputation management focus on moving relevant content to the top of Google results (“quick-fix” solution), YID’s business will focus on finding a more permanent and far reaching result, which will help professionals grow their businesses online.

Having only positive relevant information displayed is crucial for any online business. The Company believes that decision makers depend on on-line searches before entering into new business relationships.  By the same token, it is equally important for individuals to have their best “image” displayed during an online search, improving their professional presentation and, thus, giving them a higher probability of securing a job and / or potential business opportunity.

YID also intends to help parents stay informed of their children’s whereabouts online. Our service solutions will also assist customers in identity management by removing personal identifiable information from Internet databases.

YID continually monitors the web and the social networks for desired keywords.  Upon request of such service, we are able to block the release of our client’s private data.  Often sensitive private information and customer data is easily available online from numerous sources, and may even be sold without a customer’s consent.  YID helps clients protect and prevent this data from being abused by (a) searching and identifying such publicly available private information via search engines and social channels such as Facebook, Twitter and others, (b) following up by assisting clients in formally requesting that such data be removed from the identified public locations, and (c) in the event that the data is not removed, by suppressing and making such information less visible online by optimizing and promoting other, less personal information that is displayed for the customer.YID currently works with numerous people-search websites, such as Intelius, Spokeo, About.me, PeopleSmart and MyLife.  As new similar websites become publicly available, YID will work to include that new data into its monitoring activities.

Our ability to identify, access and, in a way, affect online information helps interested parties to preserve safety of their valuable data being displayed.  It has been our experience that most people / organizations may not even be aware that certain information is in fact available online, despite their best efforts to keep that information private.  Our ability to provide such data location is critical in their attempts to control that process

Summary of Services

Our services can be classified in the following categories:

1.	Search Engine Optimization (SEO)

2.	Social Media Marketing and Monitoring

3.	Specialized Online Brand Reputation Management

Search Engine Optimization (SEO) is the process of improving the visibility of a website in search engines via the "natural" ("organic" or "algorithmic") search results.  Typically, this is accomplished by two distinct methods: (a) on-site programming and content changes, and (b) off-site efforts, such as linking and blog posts, among others.  On-site optimization and programming refers to our efforts that need to be instituted on the actual client website, including  coding, programming, insertion of meta tags, categories and modifying the content of each page of the website to be positioned properly for recognition and indexation by the search engines.  Off-site efforts entail all our activities that are performed away from the actual client website, including posting entries on blogs and forums, requesting links from relevant websites and utilizing social channels such as Facebook and Twitter to post relevant content with a link back to the client website.

An example of a current YID client for whom such services are being performed is Track Data Corporation. Their particular challenge is for one of their websites (www.mytrack.com) to come up as high as possible in Google searches for “OPTIONS BROKERAGE” and “BEST OPTIONS TRADING FIRMS”, among other search terms.

Social Media Marketing is the process of utilizing online social media, as well as social communities and forums to promote products, services and individuals.  The most popular and well-known social media are websites such as Facebook and Twitter, where companies and individuals have an opportunity to share information they wish to promote with hundreds of thousands of users.  By the same token, companies and individuals have an opportunity to monitor these social spaces and learn what is being said about them, about their products or anything else they may be interested in.

YID is currently providing social media marketing and monitoring services to a firm to develop a social presence on the major social networks, including Facebook and Twitter, and to enable the firm to communicate socially with thousands of potentially interested individuals. YID provides services to monitor the social sentiment on selected topics by monitoring selected keywords and to monitor the use of their name and if it is being mentioned in social discussions.

Online Reputation Management is the process of identifying all the information that is being displayed about a brand or a person when their name is being searched online and making sure only the most accurate and relevant data is visible.  Many individuals and corporations will find a great deal of incorrect, false and otherwise damaging information provided about them in online searches. Google has become one of the  predominate  sources for such searches and people and companies utilize Google to find out everything possible about an individual or a company. Negative information found on Google could prove extremely costly to a potential business relationship.

YID is able to identify the positive search results and optimize them using a combination of on-site and off-site methods of search engine optimization in order to make sure they come up first and foremost as defined by the search engines.  By optimizing positive information flow to the top of Google using both on-site and off-site methods of search engine optimization, negative postings and other misleading information are squeezed out and get pushed down in ranking, replaced by the positive.  This is known as negative suppression.

Additional Service-Related Terms

Reputation Management: Reputation management is the process of identifying what other people are saying and feeling about you or your business; and taking action to ensure that the end result satisfies your goals. Social media monitoring is also important for reputation management.

Reputation Management involves improving search results using optimization and viral marketing. Reputation Management is more important than ever as buying decisions are decided by what is found on the internet. Where two products resemble each other, often selected is the expensive brand based on the brands reputation.

Visibility and high rank indexing with positive publicity which displaces negative publicity is usually the goal or reputation management services. This will results in an increase in positive web presence, helping the customer to own top spots in search results. Reputation management enables customers to protect and manage their reputation and brand, becoming actively involved in the outcome of search engine results.

Reputation Management is critical when considering fiscal implications. Reputation management through analyzing and improving search results can prevent the loss of business or career and ensure ongoing success for you and/or your business.

Social Media Monitoring Service: We are in the process of developing comprehensive, automated reputation monitoring products for our customers which will allow them to learn who is talking about them, their brands, company or products on websites, videos, news, blogs and social networks.

Today’s times dictate that nearly every business and individual have and maintain a positive Web presence both personally and professionally. YID intends to create a team of Internet Experts who will work around the clock and use proprietary methodology to monitor search engine results and mentions on websites, blogs, social networking and online directories. Our team of Internet Experts will comb the Web for negative mentions of our customers’ name or their companies and interact on forums, blogs and social networking site with positive content to set the record straight.

Our Reputation Management and Monitoring services consist of a onetime fee and an on-going monthly maintenance and monitoring fee. Competitors or ex-employees could file hundreds of new defaming reports and it would not matter. Our Internet search engine works around the clock to find these reports and remove them from the search engine results. YID checks customers' search results daily to ensure that not only are their old references not appearing in search engine results, but to ensure that no new reports will threaten their positive search results. The on-going monitoring and maintenance program not only keeps any new negative posts from appearing, but it also drives more traffic to customers website and keeps the search engine results filled with positive information about our customers and their companies. Any defaming and false reports available online may be removed by first requesting that such data be removed from the identified sources. We assist in properly addressing such requests. However, much of the time, without a court order, it is difficult to have information voluntarily removed.  In such cases, we are able to suppress and make the negative information virtually invisible online by: (a) identifying any existing positive information available online for the client and, using a combination of on-site and off-site optimization methods,  pushing  positive content up in rankings to eventually replace the negative false information, and (b) creating additional web locations (blogs, websites, social profiles) that depict all the positive information and content the client wants to display, and using both on-site and off-site optimization methods pushing positive content up in rankings to eventually replace the negative content.

We are able to identify and access sources of negative information on any given topic / keyword, we are equally able to provide alternative content to replace or add to existing information.

Search Engine Reputation Management (SERM): Search Engine Reputation Management (SERM) involves both search engine marketing and search engine optimization. Unhappy consumers, political groups, competitors and disgruntled employees may have an interest in posting negative information about you and your company. SERM takes control of search engine results employing optimization as well as marketing to manage and control damaged corporate identities and reputations on the internet. Our basic strategy in this regard is to optimize the positive information in such a way as to make it substantially more relevant and presentable on behalf of the customer, while making any negative data less visible, and thus less relevant in terms of search engine results.

Online Reputation Management (ORM): Online Reputation Management involves both marketing and public relations along with search engine marketing. Visibility and high search engine indexing with good publicity which displaces negative publicity is the goal. This results in a increase in positive web presence, helping you own top spots in search engine rankings. Online Reputation Management enables you to protect and manage your reputation and brand becoming actively involved in the outcome of search engine results. Reputation Monitoring research and analysis may also be considered Online Reputation Management.

Online Identity Management (OIM): Online identity management (OIM) is a set of methods for generating a distinguished presence of a person or brand on the Internet. That presence could be reflected in any kind of content that refers to the person or brand.

Search Engine Image Protection (SEIP): Also known as search engine reputation management, combines the expertise of Search Engine Marketing (SEM) and Public Relations, and is designed to protect a company or brand against incorrect negative publicity via the Internet. By using SEIP strategies to push potentially damaging information out of the top search engine rankings, marketers hope to protect their brand image and make a good impression on Internet users. (http://en.wikipedia.org/wiki/Search_engine_image_protection)

Professional Branding: Professional branding is the process by which people and their careers are marked as brands. Also known as online image management is a set of methods for generating a respectable presence of a person on the Internet. That presence could be reflected in any kind of content that refers to the person, including participation in blogs, personal web sites, social media, pictures or video.

Brand Management: Brand Management is the application of marketing techniques to a specific product, product line, or brand. It seeks to increase the product’s perceived value to the customer and thereby increase brand franchise and brand equity. Traditional media, social media, blogs, forums and other groups can leave you vulnerable if you are not involved.

Social Media Marketing Campaigns: Social Media Marketing (SMM) is a strategy that encourages individuals to pass on a quality marketing message to others, creating a self-replicating process in the message’s exposure and influence. It involves a process of creating a community online or gaining increased awareness of your brand or product in existing online communities. It combines the objectives of Internet Marketing with social networking sites such as Facebook, Flickr, Twitter, LinkedIn, and Digg. These social media communities connect people who share common interests and can be used as places to put out their online marketing message. In today’s web-based world consumers are looking to find a community around their services so that they can make a purchase decision based on what others are saying and how the company has interacted with them. The benefits of SMM include surges of traffic and hundreds of new backlinks that can help in SEO/SMO efforts, along with exposure to a new audience.

Call To Action (creating brand awareness, community chatter, surveys, customer opinions, giveaways and other campaigns to generate positive buzz)

Quick Response Services –We are not simply monitoring existing online information, but also creating ways to attract new online and social attention, ways to engage new customers.

Ability to quickly respond to keyword strings found; Ability to instantly engage targeted discussion space through the use of pre-established networks / proprietary web locations

Ability to disperse / disseminate desired information quickly and efficiently

Negative Suppression -

●
It goes beyond simple monitoring; we would become an active participant in the discussion space, engaging the group as one of the “insiders”, simply sharing our opinion on the topic in question, instead of “selling” it to the group.

Increasing the level of relevance of positive / desired Google search engine items

Decreasing the visibility of negative search engine items

Measurements –Need to enable customers to measure the effectiveness of their social undertakings, which can be measured in terms of new followers, subscribers and responses.  YID has designed tools to help its customers and clients measure the effectiveness of their custom designed campaigns   The success and effectiveness of most social campaigns is normally measured by the number of online followers the company acquires as a result (in case of social engagement campaigns), or the number of responses / comments to the company's outgoing message / solicitation (in case of Call to Action campaign).

Marketing and Implementation Strategy

Your Internet Defender  has outlined a three-stage strategy for expanding its services and operations.

1.	Direct Marketing Efforts.

A sales force will be created, soliciting YID’s product lines to the appropriate client base. We have adopted a strategy of working with numerous sales people and simply adding YID products and services to their existing mix of offerings.  Examples of this ongoing strategy are:  (a) lawyer placement professional who is promoting YID services to his existing and future clients;  (b) an independent programming professional advising his current clients to consider YID services and will advise all his potential clients of the same.

2.
Alliances with Existing PR & Reputation Firms.  Demonstrated performance and proven ability will position YID to receive sub-contracted business from other established PR & Reputation Management Firms. YID is in the process of securing ongoing relationships with a number of marketing and PR firms, offering our services as an additional revenue line for their existing and potential clients.  Currently, we believe, most marketing and PR firms do not offer online reputation services in their mix of products / services.

3.
Customer Referrals & Incentives.  As a rule, given solid level of past performance, a steady amount of referrals and suggested business may be expected. YID encourages existing customers to refer potential clients.  At this time, there is no specified incentive program that is uniform in nature when it comes to financially rewarding such referrals.  YID will generally offer a discount for the monthly charges of an existing customer providing a referral, thus lowering their monthly payments to us as a reward for the referral.  YID plans to establish a uniform policy regarding such financial incentives, however, at the present time, this policy has not yet been formalized.

SWOT Analysis

The following diagram summarizes how our SWOT analysis defines the Key Success Factors of the Market and Distinctive Competencies of Your Internet Defender Inc. and is meant to identify strengths and weakness of the Company as they relate to a typical start-up in this marketplace.  These factors are general in nature, and only represent an opinion expressed by our management. We believe that most WEAKNESS factors listed are being addressed and resolved, or will become less of a factor as our business matures.

Strengths	Weaknesses	Distinctive Competencies
Skills in online marketing, communications, customer engagement, search engine ranking / optimization.
Local presence in major markets.  Vast international network of connections and entrepreneurial relationships.
	Limited initial resources. Substantial competition. Limited track record.	Vast connections, substantial knowledge base, existing online assets and resources.
Opportunities	Threats	Key Success Factors
Large # of businesses / individuals in the U.S. and abroad in need of the product. Bad performance by competitors creates marketplace opportunity.	Small budgets Low barriers to entry Well funded competitors	Core strengths in marketing / strategy Corporate Image focus. Business relationships

Differential Advantage

Your Internet Defender will create a value proposition based on the following differential advantage ideas:

•	Focus on helping corporate brands and high net worth individuals to establish andmaintain proper online image;
•	Practical, actionable, short- and long-term strategy assistance;

•	Local presence for availability and overseas presence for minimization of costs;
•	Broad skill base combining A+ training with small business experience.

Pricing Strategy

To simplify billing to clients and to ensure sufficient flow of initial business, Your Internet Defender, Inc.  will work on a fixed pricing structure.  YID will determine the standard pricing structure for each deliverable based on hourly estimates and fees.  This will be expressed to the client as a per-deliverable fixed price in a quote. Clients can determine which deliverables they would like to purchase. YID will charge the quoted price even if we have underestimated hours, to maintain credibility with budget-conscious corporate clients.

In time, YID may consider alternative pricing arrangements, or potentially all equity-payments for specific projects.  Additionally, YID will offer cost-effective maintenance services that will provide ongoing revenue streams and ensure customer loyalty.  It is anticipated that most clients will sign-up for our six-month contracts, followed by a lengthy period of maintenance.

Marketing & Strategic Alliances

YID’s marketing efforts will focus on developing our credibility. Our services will be targeted to corporations of various sizes, well-established and new brands, as well as individuals.  We will use search engine marketing, top industry trade shows, trade publications, referrals, publicity and media to reach our target audiences.  YID has offices in New York and Philadelphia.  We plan to publish multiple white papers and publications to develop our image and establish ourselves as a global leader in the Social Marketing/Reputation Management industry.

Being a specialist in SEO, YID is undertaking the steps to promote its own website www.yourinternetdefender.com in order to be found in relevant searches (potential customers searching for “online reputation management”, “social marketing specialists” and similar services).  YID has recently implemented a large-scale social media marketing program, publicizing its website and blog in which numerous industry trends and updates are disseminated to large groups of relevant social users.

Representatives of YID and firms with which YID may subcontract are a staple at Google-sponsored industry events, in which the newest trends and changes are shared and discussed, such as the annual Search Engine Strategies Chicago trade show, where our representatives are planning to network with other industry participants and potential clients. YID subcontracts part of its required work to outside specialty firms, which provide specified narrow-scope services, such as meta-tag searches and programming and Google modification.  One such example is the French corporation, SEO Samba Corp. which specializes in high-level search engine optimization services.  Utilizing such subcontractors allows us to handle additional and larger projects without having to hire full-time employees, and typically such subcontractors offer a higher skill level.

YID has business relationships with numerous subcontractors, the use of which is dictated by the particular area of expertise that each subcontractor possesses.  We do not have agreements with these subcontractors in place at this time, as their involvement is strictly on a need-basis, restricting their work to the specific area of a project with which we need assistance.

YID is currently working on the publication of our first two White Papers, as we are getting set to introduce our proprietary SEO-managed platform, which we currently anticipate to be made publicly available for download on our website within one month. The White Paper will discuss the implications of this platform on the SEO and Reputation Management industries, as well as numerous other changes and updates taking place daily, typically as a result of changes implemented by Google and Facebook.

Our Strategy

Management believes that going forward, the Company will be able to generate revenues from services rendered relating to website creation; content management systems; setup and training; strategic audit consultation and implementation; technical audit consultation an implementation; content audit consultation and implementation; keyword selection; content writing guidelines; design for blog Twitter and Facebook; web analytics; search engine ranking analytics setup along with other related services.

Additionally management believes that going forward, a substantial portion of revenue will be generated from monthly service fees that include ongoing on-site optimization; server management; offsite optimization strategy in addition to other monthly related services.

The Company believes that on the average client engagements will range from $10,000 to $100,000.   As we grow and attract larger corporations as clients, we anticipate that our average fee per client will increase.

We currently generate $6,000 on a monthly basis from Mytrack.com for search engine online optimization services. We do not have a formal contract with Mytrack for this arrangement. Our relationship with Mytrack.com began on June 20, 2011. Since August 1, 2011, we have received $6,000 per month for our services. Track Data Corporation through its site www.mytrack.com offers an on online trading platform through which investors can buy, sell and manage their stock and option portfolios. Being a much smaller company than other more established and well recognized trading houses, their brand was absent from the Google pages. Our specific assignment is to create a Google presence and ranking so that people searching for an online trading house, will find www.mytrack.com as a viable option.

In July 2011, we entered into a12-month consulting agreement with Game Face Gaming, Inc. (OTCBB:IKCC) for our services under which we are to receive total fees of $31,400 payable as follows: $3,900 commencing month one and thereafter $2,500 monthly. Our initial engagement was to create and build a website and to position Game Face for further optimization work. Under an executed agreement with this client, we are providing SEO services, with the goal being to have Game Face’s name established and ranked on on-line search engines. This agreement was modified on October 3, 2011, to increase the length of the agreement through September 2012 and to reflect a fee on signing of $3,200 and a $2,800 monthly fee for optimization services.

In August 2011, we entered into a six-month search engine optimization consulting and marketing services agreement with Vals International, Inc. for an engagement fee of $16,000 paid upon our engagement.

In September 2011, we entered into a six-month search engine optimization and social media consulting and marketing agreement with Fox & Melochik LLC for a $2,000 monthly fee.

Since October 2011, we entered into four additional agreements for search engine optimization consulting and marketing services and website design. Under two agreements we will receive an aggregate of $4,800 as monthly fees for 6 months, under one 12-month agreement we will receive $8,500 per month for our services, and under the other agreement we are entitled to a $5,000 engagement fee and a $4,000 website completion fee.

Competition

While there are many companies and sites that are in the business of social marketing and reputation management, presently, none of these companies provide the identical mix of the services that YID intends to offer. Some of the key players in this social marketing and reputation management industry are: Reputation.com; Reputationmanagementconsultants.com; Reputationprofessor.com; Internet Business Group.com. All these companies focus on helping consumers accurately represent themselves online as search and user-generated content continue to dominate the Web. Our competitors businesses are geared towards removing the negative search engine content from the first page on a short-term basis.  Our plan is to make a significantly more permanent and far reaching service offering, as opposed to a short-term “quick-fix” solutions.

Our industry is highly competitive and fragmented, is subject to rapid change and has low barriers to entry. We may in the future compete for potential customers from other providers of our services. Some of these competitors may have significantly greater financial, technical and marketing resources and greater name recognition than we have. Competition among companies that offer similar services may result in increased costs for the acquisition marketing, shortages of skilled contractors, decrease in prices, and increases in administrative costs for hiring or retaining qualified personnel, any of which may adversely affect our business and financial position..

Governmental Regulations

Currently there are no governmental regulations affecting this industry.

Employees

We have no employees other than our executive officers, who are also our directors.  All functions including development, strategy, negotiations and administration are currently being provided by our executive officers at rates described below in the Executive Compensation section of this prospectus.

DESCRIPTION OF PROPERTY

The Company’s executive offices consist of approximately 100 square feet of office space provided to us by Ms. Grossman and are located at 20 East Sunrise Highway, Suite 202, Valley Stream, New York 11581, telephone: 516-303-8100.  We also have an office at 65 Golf Club Drive, Longhorne, Pennsylvania 19047, 267-994-7838 with approximately 100 square feet. We currently do not pay rent for such space.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of  January 10, 2012 there were 52,000,000 common shares issued and outstanding, which were held by 71 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Your Internet Defender Inc., and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

Your Internet Defender Inc. was incorporated under the laws of the State of Nevada on May 4, 2011, to engage in the business of an online brand management specialist, focusing on offsite search engine optimization (SEO), social monitoring, and specialized brand reputation marketing. The Company intends to develop a full range of services, proprietary methodology and systems that will assist companies of various sizes, professionals and individuals to protect and promote their brands in the most favorable light, while attracting traffic to their desired web locations.

Plan of Operation

YID has sought out  new clients, both individual and corporate, by first disseminating the description of its services to people with whom the management and our officers have previous established relationships.  Using this “word of mouth” technique is considered an efficient method to create our initial track record, to be used subsequently to demonstrate our capabilities. In addition, YID has begun approaching PR & Marketing firms, offering our brand of services to their respective clients, as a value-added offering.  One example of such approach was our contact with Marketsmith, Inc, a marketing company based in New Jersey, who has now added our name to their list of potential resources.  Another example of this approach is our discussion with Fox & Melofchik, a law firm based in New Jersey, who not only considered us as a valuable resource for their respective clients, but also themselves employed our services to improve their SEO / Online Optimization efforts and to build up their Social Media Marketing presence.

YID is continuously seeking out new relationships with marketing and law firms, offering our services to their respective clients.  In addition, we have begun the process of our own self-marketing efforts, utilizing the same Online Optimization and Social Marketing techniques that we would normally offer to our clients, instead using them to promote our own business name and services.

One example of proprietary technology developed by YID is the upcoming release of SEO Toaster 2.0, the most advanced SEO website builder software, which will be made available for download from our website www.yourinternetdefender.com.  Any website developed or hosted on SEO Toaster 2.0 will have distinct SEO advantages in the search engine rankings and thus will automatically improve online visibility for YID customers using this platform.  The platform has been developed with SEO Samba Corp. with an expected availability date in December, 2011.  Further updates and improved software releases will be provided in the future.

Day-to-day operations of YID are primarily directed toward servicing the ongoing project needs of its current clients. The Company’s services which include,  SEO, Social Marketing and Reputation Management (our core services) are all continuous processes and require ongoing attention and effort.  At the same, we are directing our efforts to searching for new clients, as well as seeking out new potential technical resources that will be required as YID expands its customer base.

Over the course of the next 3 months, YID will add new features to its corporate website http://www.yourinternetdefender.com  In particular we will be  offering new downloadable proprietary software and adding features which will enable our current customers to self-manage numerous aspects of their ongoing projects.   YID will also work actively on marketing its services directly to the general public and via new and existing relationships with PR and marketing firms, attorneys and other sources of potential clients.

Over the course of the next 6-12 months, YID will actively work on establishing new business opportunities by searching for new clients and expanding the scope of work with the existing clients.  Our plan is also to invest into the creation of new products and services, some  of which may be mass-marketed to the general public, in order to attract clientele of lower-income levels (for example, job seekers looking to change their careers, etc.)  On the higher-end of the spectrum, YID will look to participate in larger projects typically awarded to well-established PR & Marketing firms, which they then sub-contract out to smaller-size firms.

YID will continue to actively search for new corporate and high-end individual clients. The Company’s current services are priced at the high-end of the pricing spectrum and the Company believes that it has the ability to attract clients that grasp its unique understanding of the issues facing their web presence and ability to fix them and is therefore currently focusing on individuals with higher incomes and corporations with budget allocations for these services.  We will also aggressively establish relationships with numerous public relations and law firms, offering to provide our services to their existing and future customers and clients.  We also plan to invest into the expansion of our proprietary technology  base, offering new automated services to online customers, thus enabling us to mass-market new product offerings in addition to our current consulting-type services. The Company has made numerous presentations, has been asked to submit contract  proposals to five of these prospects and hopes that at least a handful of these, will result in new business.

Results of Operations for the period from May 4, 2011 (inception) to June 30, 2011

Revenues

We are in a development stage and generated revenues during the period from May 4, 2011 (inception) through June 30, 2011 of $2,000.

Total operating expenses

During period from May 4, 2011 (inception) to June 30, 2011, the total operating expenses were $6,122, which includes costs of sales of $3,368, imputed officers' compensation of $1,600 and general and administrative expenses of $1,154.

Net loss

During the period from May 4, 2011 (inception) to June 30, 2011, we had a net loss of $4,162.

Results of Operations for the three months ended September 30, 2011

Revenues

We generated revenues during the quarterly period ended September 30, 2011 of $42,400.

Total operating expenses

During the three months ended September 30, 2011, our total operating expenses were $63,102, which includes costs of sales of $37,366, imputed officers' compensation of $2,600 and general and administrative expenses of $23,136.

Net loss

During the quarterly period ended September 30, 2011, we had a net loss of $20,704.

Liquidity and Capital Resources

As of  September 30, 2011, we had a cash balance of $71,477. We do not believe that such funds will be sufficient to fund our expenses over the next twelve months. We will need to seek additional capital for the purpose of financing our development and marketing efforts.

There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since we have no other such arrangements or plans currently in effect, our inability to raise funds for the above purposes will have a severe negative impact on our ability to remain a viable company.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Our balance sheet as of September 30, 2011 reflects cash in the amount of $71,477 and a $8,000 accounts receivable. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

As of November 28, 2011, we anticipate monthly revenues of approximately $15,000 from the consulting assignments we have entered into with customers in July through September 2011.

We may not have sufficient resources to effectuate our business plan. We expect to incur a minimum of $275,000 in expenses during the next twelve months of operations. We estimate that this will be comprised mostly of industry unique expenses of approximately $105,000 towards salaries, programming and subcontractors, $108,000 towards marketing materials and sales. Additionally, approximately $62,000 will be needed for general overhead expenses such as for corporate legal and accounting fees, office overhead and general working capital. Accordingly, we may have to raise the funds to pay for these expenses. We might do so through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. We potentially will have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Website Development Costs

The Company capitalizes its costs to develop its website and internal-use software when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will be used as intended. Such costs are amortized on a straight-line basis over the estimated useful life of three years. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred. As of September 30, 2011, the Company capitalized $26,950 of website development costs. The Company recorded amortization expense of $ 1,443 for the three months ended September 30, 2011.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized as the services are performed and when the price is fixed and determinable and persuasive evidence of an arrangement exists, and collectability of the resulting receivable is reasonably assured. For services where the Company does not have a contract, revenue is recognized when the online services are performed and accepted by the customer and the amounts are earned and collection is reasonably assured.  The Company recognizes revenue under contracts agreements where it has a fixed term of service using the straight line method over the term of the agreement.

Allowance for Doubtful Accounts

Accounts receivable consist of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest, although finance charges may be applied to receivables that are past due. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables are recorded in the results of operations for the period in which the estimate is revised. The Company does not generally require collateral for trade receivables.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Webb & Company, P.A. is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name and Business Address	Age	Position

Lisa Grossman	48	President and Director

Gabriel Solomon	37	Treasurer, Secretary and Director

Lisa Grossman has been the Secretary of Enterologics, Inc. since its inception on September 2, 2009. Enterologics is an early stage pre-revenue generating company registered with the SEC currently involved with the development of live biotherapeutic products for gastrointestinal disorders. Ms. Grossman has been the Vice President of The Meister Group, a private financial consulting firm since July 2004.

Gabriel Solomon has been the photographer and photo editor at the Life Capture Images since July 2006.

Through their own business activities and experiences both directors have come to understand that in today’s business environment, online brand and reputation management, coupled with search engine optimization – both on and off site, along with other related efforts, are the keys to building and maintaining corporate brands and personal reputations. The directors will seek out individuals with relevant experience to operate and build the Company.

There are no familial relationships among any of our officers or directors.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Webb & Company, P.A.  We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

The Company does not have a policy regarding the resolution of conflicts of interest.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent”.

EXECUTIVE COMPENSATION

Since our incorporation on May 4, 2011, Lisa Grossman has been our President and a Director. We have no formal employment or consulting agreement with Ms. Grossman. Ms. Grossman has not received any compensation for her services as an officer and director to the Company at any time.

Since our incorporation on May 4, 2011, Gabriel Solomon has been our Secretary and a Director, and since August 1, 2011 our Treasurer. We have no formal employment or consulting agreement with Mr. Solomon. Mr. Solomon has not received any compensation for his services as an officer and director at any time.

Since our incorporation on May 4, 2011, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year(1) (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Lisa Grossman (2)	2011	0	0	0	0	0	0	800	0
Gabriel Solomon (3)	2011	0	0	0	0	0	0	800	0

(1) Represents the period from May 4 (Inception) to June 30, 2011.

(2) Lisa Grossman has been serving as our Director and President since our inception on May 4, 2011. The services contributed by Mrs. Grossman for the period commencing with our inception and ending June 30, 2011 has been valued at $800. For the three months ended September 30, 2011 said services have been valued at $1,300.

(3) Mr. Solomon has been serving as our director and secretary since our inception on May 4, 2011 and as our treasurer since August 1, 2011. The services contributed by Mr. Solomon for the period commencing with our inception and ending June 30, 2011 has been valued at $800. For the three months ended September 30, 2011 said services have been valued at $1,300.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of January 10, 2012, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 52,000,000 shares of our common stock issued and outstanding as of  January 10, 2012.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o 20 East Sunrise Highway, Valley Stream, New York 11581.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Lisa Grossman (1)	Common	4,200,000	8.08%

Gabriel Solomon	Common	200,000	Less than 1%

Punim Chadoshos, LLC(2)	Common	5,000,000	9.62%

Directors and Officers as a Group (2 persons)	Common	4,400,000	8.46%

(1) Includes 4,000,000 shares purchased by Yitz Grossman, the husband of Lisa Grossman, our president and director, and 200,000 shares purchased by Lisa Grossman at a purchase price of par value per share.

(2) Irving Bader is the trustee of the trust which owns all of the issued and outstanding membership interests of Punim Chadoshos, LLC, a  New York limited liability company. Mr. Bader is the father of Lisa Grossman.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 2, 2011, we borrowed $10,000 from Arevim, Inc. The loan along with 5% annual interest was due and payable on September 30, 2011. On August 16, 2011 we repaid $10,040 to Arevim, Inc. Lisa Grossman, our President and director, is an officer of Arevim, Inc.

Mrs. Grossman is also the vice president of The Meister Group, LLC, which occupies space at 20 East Sunrise Highway, Valley Stream, New York. YID occupies, rent free, a portion of such space at the same location.

During the period ended June 30, 2011, our two directors contributed services to the Company valued at $1,600. During the three month period, our two directors contributed services to the Company valued at $2,600.

On July 25, 2011, we issued 4,200,000 shares of our common stock to Lisa Grossman, our President and a director of the Company.  These shares were issued in exchange for $420. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Ms. Grossman is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 25, 2011, we issued 200,000 shares of our common stock to Gabriel Solomon, our secretary and a director of the Company.  These shares were issued in exchange for $20. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Solomon is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 25, 2011, we issued 5,000,000 shares of our common stock to Punim Chadoshos, LLC.  These shares were issued in exchange for $500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Irving Bader is the trustee of the trust which owns all of the issued and outstanding membership interests of Punim Chadoshos, LLC, a  New York limited liability company. Mr. Bader is the father of Lisa Grossman. Mr. Bader is an accredited investor and founder of the Company who had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On August 17, 2011, the Company received $3,900 from Game Face Gaming, Inc., a company for which Yitz Grossman, the husband of Lisa Grossman, is a consultant and in which Punim Chadoshos is a significant shareholder  under a one-year agreement with Game Face Gaming, Inc. dated July 12, 2011, as modified on October 3, 2011. The modification increased the length of the agreement through September 2012 for a total engagement fee of $34,000 in connection with additional SEO services provided under the agreement.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses*	$6,000

SEC registration fee	$246.60

Legal fees and other expenses*	$7,500

Total	13,746.60
______
*Estimated Expenses.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Webb & Company, P.A., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at  http://www.sec.gov.

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Your Internet Defender, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Your Internet Defender, Inc. (a development stage company) (the “Company”) as of June 30, 2011 and the related statements of operations, changes in stockholders’ deficiency and cash flows for the period from May 4, 2011 (Inception) to June 30, 2011. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Your Internet Defender, Inc. (a development stage company) as of June 30, 2011 and the results of its operations and its cash flows for the period from May 4, 2011 (Inception) to June 30, 2011 then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 6 to the financial statements, the Company is in the development stage with a net loss since inception of $4,162, used net cash in operating activities through inception of $4,207, and has a working capital deficiency of $3,537 as of June 30, 2011. These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
August 22, 2011

FINANCIAL STATEMENTS

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF JUNE 30, 2011

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,818
Accounts receivable, net	2,000
TOTAL CURRENT ASSETS	6,818

Website development costs, net	975

TOTAL ASSETS	$7,793

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$315
Accrued interest - related party	40
Notes payable - related party	10,000

TOTAL LIABILITIES	10,355

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.0001 par value, 1,000,000 share authorized, none issued and outstanding	$-
Common stock, $0.0001 par value, 150,000,000 shares authorized, no shares issued and outstanding	-
Additional paid in capital	1,600
Accumulated deficit during development stage	(4,162)

TOTAL STOCKHOLDERS' DEFICIENCY	(2,562)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$7,793

See accompanying notes to audited financial statements.

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD MAY 4, 2011 (INCEPTION) TO JUNE 30, 2011

REVENUE	$2,000

OPERATING EXPENSES
Cost of revenues	3,368
Officers' compensation	1,600
General and administrative expense	1,154
Total Operating Expenses	6,122

LOSS FROM OPERATIONS	(4,122)

OTHER EXPENSES
Interest Expense	40

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(4,162)

Provision for Income Taxes	-

NET LOSS	$(4,162)

Net loss per share - basic and diluted	$(0.00)
Weighted average number of shares outstanding during the period - basic and diluted	-

See accompanying notes to audited financial statements.

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD MAY 4, 2011 (INCEPTION) TO JUNE 30, 2011

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

BALANCE, May 4, 2011 (Inception)	-	$-	-	$-	$-	$-	$-

Non cash compensation	-	-	-	-	1,600	-	1,600

Net loss, for the period May 4, 2011 (Inception) to June 30, 2011	-	-	-	-	-	(4,162)	(4,162)

BALANCE, June 30, 2011	-	$-	-	$-	$1,600	$(4,162)	$(2,562)

See accompanying notes to audited financial statements.

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD MAY 4, 2011 (INCEPTION) TO JUNE 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,162)

Adjustments to reconcile net loss to net cash used in operating activities:
In-kind compensation	1,600
Changes in Operating Assets and Liabilities:
Increase in accounts receivable	(2,000)
Increase in accounts payable	315
Increase in accrued interest	40

Net Cash Used In Operating Activities	(4,207)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of website development costs	(975)

Net Cash Used in Investing Activities	(975)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable - related party	10,000
Net Cash Provided By Financing Activities	10,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	4,818

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,818

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Taxes	$-
Interest	$-

See accompanying notes to audited financial statements.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2011

NOTE 1	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Your Internet Defender Inc. was incorporated under the laws of the State of Nevada on May 4, 2011, to engage in online brand management, focusing on offsite search engine optimization (SEO), social media reputation monitoring, and specialized brand reputation marketing. We intend to develop a full range of services, proprietary methodology and systems that will assist companies, professionals and individuals to protect and promote their brands in the most favorable manner, while attracting traffic to their desired web locations.

Activities during the development stage include developing the business plan and raising capital.

Basis of Presentation

The financial statements have been prepared on the accrual basis of accounting.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that could effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At June 30, 2011 the Company did not have any balances that exceeded FDIC insurance limits.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC No. 605, “Revenue Recognition”.  In all cases, revenue is recognized as the services are performed and when the price is fixed and determinable and persuasive evidence of an arrangement exists, and collectability of the resulting receivable is reasonably assured. For services where the Company does not have a contract, revenue is recognized when the online services are  performed and accepted by the customer and the amounts are earned and collection is reasonably assured.  The Company recognizes revenue under contracts agreements where it has a fixed term of service using the straight line method over the term of the agreement.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2011

Allowance for Doubtful Accounts

Accounts receivable consist of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest, although finance charges may be applied to receivables that are past due. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables are recorded in the results of operations for the period in which the estimate is revised. The Company does not generally require collateral for trade receivables.

At June 30, 2011 management considers all accounts receivable collectable and has not made a provision for doubtful accounts.

Website Development Costs

The Company capitalizes its costs to develop its website and internal-use software when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will be used as intended. Such costs are amortized on a straight-line basis over the estimated useful life of three years. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred. As of June 30, 2011, the Company capitalized $975 of website development costs. There is no amortization expense as the website has not yet been placed into service.

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2011

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Fair Value of Financial Instruments

The carrying amounts of the Company's accounts receivable, accounts payable, accrued expenses and notes payable - related party approximate fair value due to the relatively short period to maturity for these instruments.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to the concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivables.  The Company’s places its cash with high quality institutions.  At times, such investments may be in excess of the FDIC insurance limit.  Cash and cash equivalents held in a bank may exceed federally insured limits at year end and at various points during the year.

The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

As of June 30, 2011, 100% of the Company’s sales and accounts receivable were from one customer.

Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification Topic 260, “Earnings Per Share.”  As of June 30, 2011 there were no common share equivalents outstanding.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2011

Recent Accounting Pronouncements

ASU No. 2011-02; A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring (“TDR”).  In April, 2011, the FASB issued ASU No. 2011-02, intended to provide additional guidance to assist creditors in determining whether a restructuring of a receivable meets the criteria to be considered a troubled debt restructuring. The amendments in this ASU are effective for the first interim or annual period beginning on or after June 15, 2011, and are to be applied retrospectively to the beginning of the annual period of adoption. As a result of applying these amendments, an entity may identify receivables that are newly considered impaired. Early adoption is permitted. The Company intends to adopt the methodologies prescribed by this ASU by the date required, and is continuing to evaluate the impact of adoption of this ASU.

ASU No. 2011-03; Reconsideration of Effective Control for Repurchase Agreements.  In April, 2011, the FASB issued ASU No. 2011-03. The amendments in this ASU remove from the assessment of effective control the criterion relating to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee. The amendments in this ASU also eliminate the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets.

The guidance in this ASU is effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-04; Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.   In May, 2011, the FASB issued ASU No. 2011-04. The amendments in this ASU generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed.  This ASU results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRSs.  The amendments in this ASU are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted.

The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-05; Amendments to Topic 220, Comprehensive Income.  In June, 2011, the FASB issued ASU No. 2011-05. Under the amendments in this ASU, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.

The amendments in this ASU should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. Due to the recency of this pronouncement, the Company is evaluating its timing of adoption of ASU 2011-05, but will adopt the ASU retrospectively by the due date.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2011

NOTE 2	NOTES PAYABLE - RELATED PARTIES

On June 2, 2011 a related party loaned $10,000 to the Company for initial start-up costs. The note is unsecured, carries an interest rate of 5% per annum, and matures on September 30, 2011.   As of June 30, 2011 the Company recorded accrued interest of $40 on the note payable. (See note 4).

NOTE 3	STOCKHOLDERS' EQUITY

(A) Preferred Stock

In June 2011, the Company amended its Articles of Incorporation to authorize 1,000,000 shares of preferred stock with a par value of $0.0001 with rights and preferences to be determined by the Board of Directors.

(B) Common Stock

In June 2011, the Company amended its Articles of Incorporation to authorize 150,000,000 shares of common stock with a par value of $0.0001.

(C) In-Kind Contribution

For the period ended June 30, 2011, two directors of the Company contributed services having a fair value of $1,600 (See Note 4).

NOTE 4	RELATED PARTY TRANSACTIONS

On June 2, 2011 a related party loaned $10,000 to the Company for initial start-up costs. The note is unsecured, carries an interest rate of 5% per annum, and matures on September 30, 2011.  As of June 30, 2011 the Company recorded accrued interest of $40 on the note payable (See Note 2).

For the period ended June 30, 2011, two directors of the Company contributed services having a fair value of $1,600 (See Note 3(C)).

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30, 2011

NOTE 5	INCOME TAXES

Deferred tax attributes resulting from differences between financial accounting methods and tax bases of assets and liabilities at June 30, 2011 are as follows:

Noncurrent Assets:
Net operating loss carry-forwards	$989
Valuation Allowance	(989)
Net Deferred Tax Asset	$-

As of June 30, 2011 the Company had a net operating loss carry-forward of approximately $2,560 available to offset future taxable income through 2031. The increase in the valuation allowance was $989. Utilization of the net operating loss carry-forwards may be limited in accordance with Internal Revenue Code Section 382 in the event of certain shifts in ownership.

The reconciliation of federal statutory income tax rate to our effective income tax rate is as follows:

	Amount	Percent
Tax income at Federal Statutory Rate	$(797)	34.00%
State Taxes, net of Federal Benefit	(192)	4.62%
Change in Valuation Allowances	989	(38.62)%
	$-

NOTE 6	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with a net loss since inception of $4,162, used cash in operating activities through inception of $4,207 and has a working capital deficiency of $3,537 as of June 30, 2011. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 7	SUBSEQUENT EVENTS

On July 25, 2011, the Company issued 9,400,000 to three founders at $0.0001 price per share for cash of $940. The company issued an additional 42,600,000 shares of common stock to various parties for cash of $106,500 from July 1, 2011 through August 22, 2011.

On August 16, 2011, the Company repaid a $10,000 note payable to a related party.  The repayment included $42 of accrued interest.

The Company has evaluated all subsequent events from the balance sheet through August 22, 2011, which represents the date these financial statements are available to be issued.

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE
CONDENSED BALANCE SHEET AS OF SEPTEMBER 30, 2011 (UNAUDITED)	F-13

CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 AND FOR THE PERIOD FROM MAY 4, 2011 (INCEPTION) THROUGH SEPTEMBER 30, 2011 (UNAUDITED)	F-14

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM MAY 4, 2011 (INCEPTION) THROUGH SEPTEMBER 30, 2011 AND FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 (UNAUDITED)	F-15

CONDENSED STATEMENT OF CASH FLOW FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2011 AND THE PERIOD FROM MAY 4, 2011 (INCEPTION) THROUGH SEPTEMBER 30, 2011 (UNAUDITED)	F-16

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)	F-17

YOUR INTERNET DEFENDER, INC.
CONDENSED BALANCE SHEETS
AS OF SEPTEMBER 30, 2011
(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$71,477
Accounts receivable, net	8,000
TOTAL CURRENT ASSETS	79,477

Website development costs, net	25,507

TOTAL ASSETS	$104,984

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$11,835
Accrued expenses and other current liabilities	6,375

TOTAL LIABILITIES	18,210

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 1,000,000 share authorized, none issued and outstanding	$-
Common stock, $0.0001 par value, 150,000,000 shares authorized, 52,000,000 shares issued and outstanding	5,200
Additional paid in capital	106,440
Accumulated deficit during development stage	(24,866)

TOTAL STOCKHOLDERS' EQUITY	86,774

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$104,984

See accompanying notes to the unaudited condensed financial statements.

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,	From May 4, 2011 (Inception) to September 30,
	2011	2011

REVENUE	$42,400	$44,400

OPERATING EXPENSES
Cost of revenues	37,366	40,734
Officers' compensation	2,600	4,200
General and administrative expense	23,136	24,290
Total Operating Expenses	63,102	69,224

LOSS FROM OPERATIONS	(20,702)	(24,824)

OTHER EXPENSES
Interest Expense	2	42

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(20,704)	(24,866)

Provision for Income Taxes	-	-

NET LOSS	$(20,704)	$(24,866)

Net loss per share - basic and diluted	$(0.00)	$(0.00)
Weighted average number of shares outstanding during the period - basic and diluted	31,267,337	19,177,300

See accompanying notes to the unaudited condensed financial statements.

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD MAY 4, 2011 (INCEPTION) TO SEPTEMBER 30, 2011
(Unaudited)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit During Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

BALANCE, May 4, 2011 (Inception)	-	$-	-	$-	$-	$-	$-

Non cash compensation	-	-	-	-	1,600	-	1,600

Net loss, for the period May 4, 2011 (Inception) to June 30, 2011						(4,162)	(4,162)

BALANCE, June 30, 2011	-	-	-	-	1,600	(4,162)	(2,562)

Sale of common stock -Founders $0.0001 per share	-	-	9,400,000	940			940
Sale of common stock - private placement $0.0025 per share	-	-	42,600,000	4,260	102,240		106,500
Non cash compensation					2,600		2,600

Net Loss for the Three Months Ended September 30, 2011						(20,704)	(20,704)

BALANCE, September 30, 2011	-	$-	52,000,000	$5,200	$106,440	$(24,866)	$86,774

See accompanying notes to the unaudited condensed financial statements.

YOUR INTERNET DEFENDER, INC.
(A DEVELOPMENT STAGE COMPANY)
 CONDENSED STATEMENT OF CASH FLOW
(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30, 2011	FOR THE PERIOD MAY 4, 2011 (INCEPTION) TO SEPTEMBER 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,704)	$(24,866)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	1,443	1,443
In-kind compensation	2,600	4,200
Changes in Operating Assets and Liabilities:
Increase in accounts receivable	(6,000)	(8,000)
Increase in accounts payable	11,520	11,835
Increase in accrued expenses and other current liabilities	6,335	6,375
Net Cash Used In Operating Activities	(4,806)	(9,013)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for website development costs	(25,975)	(26,950)

Net Cash Used in Investing Activities	(25,975)	(26,950)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock Issuance	107,440	107,440
Proceeds from notes payable - related party		10,000
Repayment of notes payable - related party	(10,000)	(10,000)
Net Cash Provided By Financing Activities	97,440	107,440

NET INCREASE IN CASH AND CASH EQUIVALENTS	66,659	71,477

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,818	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$71,477	$71,477

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Taxes	$-	$-
Interest	$2	$42

See accompanying notes to the unaudited condensed financial statements.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2011
UNAUDITED

NOTE 1	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Your Internet Defender Inc. was incorporated under the laws of the State of Nevada on May 4, 2011, to engage in online brand management, focusing on offsite search engine optimization (SEO), social media reputation monitoring, and specialized brand reputation marketing. We intend to develop a full range of services, proprietary methodology and systems that will assist companies, professionals and individuals to protect and promote their brands in the most favorable manner, while attracting traffic to their desired web locations.

During the three months ended September 30, 2011 activities during the development stage include developing the business plan and raising capital.

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal occurring accruals) considered necessary in order to make the financial statements not misleading, have been included. Operating results for the three months ended September 30, 2011 are not necessarily indicative of results that may be expected for the year ending March 31, 2012. The condensed financial statements are presented on the accrual basis.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that could effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2011
UNAUDITED

Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At September 30, 2011 the Company did not have any balances that exceeded FDIC insurance limits.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC No. 985-605, “Revenue Recognition”.  In all cases, revenue is recognized as the services are performed and when the price is fixed and determinable, persuasive evidence of an arrangement exists, and collectability of the resulting receivable is reasonably assured. For services where we do not have a contract, revenue is generally recognized when the services are performed and accepted by the customer and the amounts are earned and collection is reasonably assured.  We recognize revenue under contracts agreements where we have a fixed term of service using the straight line method over the term of the agreement.

Allowance for Doubtful Accounts

Accounts receivable consist of trade receivables recorded at original invoice amount, less an estimated allowance for uncollectible accounts. Trade credit is generally extended on a short-term basis; thus, trade receivables do not bear interest, although finance charges may be applied to receivables that are past due. Trade receivables are periodically evaluated for collectability based on past credit history with customers and their current financial condition. Changes in the estimated collectability of trade receivables are recorded in the results of operations for the period in which the estimate is revised. The Company does not generally require collateral for trade receivables.

At September 30, 2011 management considers all accounts receivable collectable and has not made a provision for doubtful accounts.

Website Development Costs

The Company capitalizes its costs to develop its website and internal-use software when preliminary development efforts are successfully completed, management has authorized and committed project funding, and it is probable that the project will be completed and the software will be used as intended. Such costs are amortized on a straight-line basis over the estimated useful life of three years. Costs incurred prior to meeting these criteria, together with costs incurred for training and maintenance, are expensed as incurred.  As of September 30, 2011, the Company capitalized $26,950 of website development costs. Amortization expense from inception of May 4, 2011 through September 30, 2011 totaled $1,443.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2011
UNAUDITED

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Fair Value of Financial Instruments

The carrying amounts of the Company's accounts receivable, accounts payable and accrued expenses approximate fair value due to the relatively short period to maturity for these instruments.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to the concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivables.  The Company’s places its cash with high quality institutions.  At times, such investments may be in excess of the FDIC insurance limit.  Cash and cash equivalents held in a bank may exceed federally insured limits at year end and at various points during the year.

The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

During the three months ended September 30, 2011, three customers made up sale of 42%, 35%, and 17% of our total sales, respectively.

As of September 30, 2011, two customers made up 75% and 25% of the Company’s accounts receivable, respectively.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2011
UNAUDITED

Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification Topic 260, “Earnings Per Share.”  As of September 30, 2011 there were non common share equivalents outstanding.

Recent Accounting Pronouncements

ASU No. 2011-02; A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring (“TDR”).  In April, 2011, the FASB issued ASU No. 2011-02, intended to provide additional guidance to assist creditors in determining whether a restructuring of a receivable meets the criteria to be considered a troubled debt restructuring. The amendments in this ASU are effective for the first interim or annual period beginning on or after June 15, 2011, and are to be applied retrospectively to the beginning of the annual period of adoption. As a result of applying these amendments, an entity may identify receivables that are newly considered impaired. Early adoption is permitted. The Company adopted the methodologies prescribed by this ASU by the date required, and it did not have any impact upon adoption.

ASU No. 2011-03; Reconsideration of Effective Control for Repurchase Agreements.  In April, 2011, the FASB issued ASU No. 2011-03. The amendments in this ASU remove from the assessment of effective control the criterion relating to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee. The amendments in this ASU also eliminate the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets.

The guidance in this ASU is effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-04; Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.   In May, 2011, the FASB issued ASU No. 2011-04. The amendments in this ASU generally represent clarifications of Topic 820, but also include some instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed.  This ASU results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP and IFRSs.  The amendments in this ASU are to be applied prospectively. For public entities, the amendments are effective during interim and annual periods beginning after December 15, 2011. Early application by public entities is not permitted.

The Company will adopt the methodologies prescribed by this ASU by the date required, and does not anticipate that the ASU will have a material effect on its financial position or results of operations.

ASU No. 2011-05; Amendments to Topic 220, Comprehensive Income.  In June, 2011, the FASB issued ASU No. 2011-05. Under the amendments in this ASU, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. This ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders' equity. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.

The amendments in this ASU should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. Due to the recency of this pronouncement, the Company is evaluating its timing of adoption of ASU 2011-05, but will adopt the ASU retrospectively by the due date.

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2011
UNAUDITED

NOTE 2	NOTES PAYABLE - RELATED PARTIES

On June 2, 2011 a related party loaned $10,000 to the Company for initial start-up costs. The note was unsecured, carried an interest rate of 5% per annum, and matures on September 30, 2011.   The Company repaid the note payable on August 16, 2011 and paid interest of $42 on the note payable. (See note 4).

NOTE 3	STOCKHOLDERS' EQUITY

(A) Preferred Stock

In June 2011, the Company amended its Articles of Incorporation to authorize 1,000,000 shares of preferred stock with a par value of $0.0001 with rights and preferences to be determined by the Board of Directors.

(B) Common Stock

In June 2011, the Company amended its Articles of Incorporation to authorize 150,000,000 shares of common stock with a par value of $0.0001.

On July 25, 2011, the Company issued 9,400,000 to three founders at $0.0001 price per share for cash of $940.

During the three months ended September 30, 2011, the company issued 42,600,000 shares of common stock to individuals for cash of $106,500 ($0.0025 per share).

(C) In-Kind Contribution

For the period from May 4, 2011 (Inception) through September 30, 2011, two shareholders of the Company contributed services having a fair value of $4,200 (See Note 4).

YOUR INTERNET DEFENDER, INC
(A DEVELOPMENT STAGE COMPANY)
CONDENSED NOTES TO UNAUDITED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2011
UNAUDITED

NOTE 4	RELATED PARTY TRANSACTIONS

On June 2, 2011 a related party loaned $10,000 to the Company for initial start-up costs. The note is unsecured, carries an interest rate of 5% per annum, and matures on September 30, 2011.  The note was repaid in full with accrued interest of $42 on August 16, 2011 (See Note 2).

For the period from May 4, 2011 (Inception) through September 30, 2011, two shareholders of the Company contributed services having a fair value of $4,200 (See Note 3(C)).

On July 25, 2011, the Company issued 9,400,000 to three founders at $0.0001 price per share for cash of $940.

NOTE 5	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with a net loss since inception of $24,866 and used cash in operating activities through inception of $9,013. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6	SUBSEQUENT EVENT

The Company has evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through November 28, 2011 the date which the financial statements were issued.